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                                                                    EXHIBIT 99.7

                                 MARCH 27, 2000

                                  CONFIDENTIAL

                                                                       EVERdream

Joseph Savarino
President & CEO
Zengine, Inc.
6100 Stewart Avenue
Fremont, CA  94538

         Re:      Consent

Dear Joe:

         EVERDREAM CORPORATION consents to the use of its name and the description of the transaction with Zengine, Inc. substantially as set forth in the daft paragraph attached to this letter. This consent represents a limited license from Everdream Corporation to use the Company's name and logo in any capital raising document that describes the relationship between our companies substantially as set forth in the attachment.

         Please fee free to contact me if you have any questions.

                                         Sincerely,



                                         Name:  /s/ Tassos Nicolaou
                                              ----------------------------------
                                                    Tassos Nicolaou

                                         Title:   Director, Business Development